FOR IMMEDIATE RELEASE
Contact: Sam Ullrich
(502) 638-3906
Sam.Ullrich@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2025 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (July 23, 2025) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the second quarter ended June 30, 2025.
Company Highlights
▪Second quarter 2025 financial results, as compared to the prior year quarter:
–All-time record net revenue of $934.4 million, up $43.7 million or 5%
–Net income attributable to CDI of $216.9 million, up $7.6 million or 4%
–All-time record Adjusted EBITDA of $450.9 million, up $6.1 million or 1%
▪Churchill Downs Racetrack ran the 151st Kentucky Derby with all-time record all-sources handle for the Kentucky Derby Race, Kentucky Derby Day Program, and Kentucky Derby Week.
–Highest average viewership of 17.7 million (up 6% vs. prior year).
–Highest peak viewership of 21.8 million (up 8% vs. prior year).
▪On July 14, 2025, CDI announced definitive agreements to acquire 90% of the outstanding equity interests of Casino Salem in New Hampshire with the right to develop a charitable gaming, entertainment, and dining destination for $180 million.
▪On July 22, 2025, the Board of Directors approved a new $500 million share repurchase program.
▪We ended the second quarter of 2025 with net bank leverage of 4.2x and returned $250.4 million of capital to our shareholders through share repurchases.

CONSOLIDATED RESULTS

	Second Quarter
(in millions, except per share data)	2025	2024

Net revenue	$934.4	$890.7
Net income attributable to CDI	$216.9	$209.3
Diluted EPS attributable to CDI	$2.99	$2.79
Adjusted EBITDA(a)	$450.9	$444.8

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons are against the applicable prior year period unless otherwise noted.

Live and Historical Racing

	Second Quarter
(in millions)	2025	2024

Revenue	$540.9	$490.2
Adjusted EBITDA	296.5	279.2
Second quarter 2025 revenue increased $50.7 million primarily due to a $23.8 million increase from our Virginia HRM venues, a $22.0 million increase from our Kentucky HRM venues, and a $4.9 million increase from Churchill Downs Racetrack. The Virginia HRM increase was primarily due to a $24.4 million net increase from our Northern Virginia venues primarily from the November 2024 opening of The Rose and a $3.4 million increase from the May 2025 expansion at our Richmond venue, partially offset by a $4.0 million net decrease from our five other Virginia venues. The Kentucky HRM increase was primarily due to a $10.0 million net increase from our Western Kentucky venues, a $4.7 million net increase from our Northern Kentucky venues, a $4.1 million net increase from our Louisville venues, and a $3.2 million net increase from our Southwestern venue. The Churchill Downs Racetrack increase was primarily due to record-breaking 2025 Spring Meet wagering and growth in Derby Week wagering and licensing/sponsorship revenue that was partially offset by lower Derby Week ticketing revenue.
Second quarter 2025 Adjusted EBITDA increased $17.3 million primarily due to a $15.3 million increase from our Kentucky HRM venues and a $3.0 million increase from our Virginia HRM venues, partially offset by a $1.0 million decrease at Churchill Downs Racetrack. The Kentucky HRM increase was primarily due to a $5.2 million net increase from our Louisville venues, a $4.3 million net increase from our Northern Kentucky venues, a $3.6 million net increase from our Western Kentucky venues, and a $2.2 million net increase from our Southwestern venue. The Virginia HRM increase was primarily due to a $5.6 million net increase from our Northern Virginia venues and a $1.8 million increase from the May 2025 expansion at our Richmond venue, partially offset by a $3.0 million net decrease from our five other Virginia venues and a $1.4 million decrease from increased handle tax. The Churchill Downs Racetrack decrease was primarily due to lower Derby Week ticketing revenue and higher pari-mutuel taxes that were partially offset by increased wagering and licensing/sponsorship revenue.
Wagering Services and Solutions

	Second Quarter
(in millions)	2025	2024

Revenue	$168.4	$159.9
Adjusted EBITDA	48.0	46.2
Second quarter 2025 revenue increased $8.5 million primarily due to a $5.1 million increase from TwinSpires Horse Racing primarily due to higher Derby Week wagering and a $3.4 million increase from Exacta attributable to incremental HRMs in Virginia and New Hampshire.
Second quarter 2025 Adjusted EBITDA increased $1.8 million due to a $3.4 million increase from Exacta attributable to incremental HRMs in Virginia and New Hampshire and a $0.8 million increase from our sports betting business, partially offset by a $2.4 million decrease from TwinSpires Horse Racing due to increased legal expenses and increased marketing related to Derby Week.

Gaming

	Second Quarter
(in millions)	2025	2024

Revenue	$266.3	$274.4
Adjusted EBITDA	127.3	140.7
Second quarter 2025 revenue decreased $8.1 million due to a $5.2 million decrease from the cessation of HRM operations in Louisiana and a $2.9 million net decrease at our nine other wholly owned gaming properties.
Second quarter 2025 Adjusted EBITDA decreased $13.4 million due to a $11.6 million decrease from our wholly owned gaming properties and a $1.8 million decrease from our equity investments. The decrease from our wholly owned gaming properties was due to a $7.0 million decrease at Terre Haute Casino Resort primarily from a higher effective state gaming tax rate in the current year as expected, a $1.4 million net decrease from the elimination of HRMs in Louisiana, and a $3.2 million net decrease at our eight other wholly owned gaming properties. The decrease from our equity investments was due to a $2.6 million decrease from Rivers Des Plaines, partially offset by a $0.8 million increase from Miami Valley Gaming.
All Other

	Second Quarter
(in millions)	2025	2024

Revenue	$2.3	$1.9
Adjusted EBITDA	(20.9)	(21.3)
Second quarter 2025 revenue increased $0.4 million primarily due to intercompany revenue related to the captive insurance company. All captive revenue is eliminated in consolidation.
Second quarter 2025 Adjusted EBITDA increased $0.4 million primarily due to the reduction of corporate legal-related fees in the current quarter, partially offset by increased all other corporate-related expenses.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 2,565,964 shares of its common stock at a total cost of $250.4 million in the second quarter of 2025. We had approximately $184.2 million of repurchase authority remaining under the 2025 Stock Repurchase Program as of June 30, 2025.

SUBSEQUENT EVENTS
On July 4, 2025, the United States enacted H.R. 1, a new federal tax and spending bill. Many of the tax provisions included in the bill are retroactive and will have a significant favorable impact on the Company’s current year cash tax expense, primarily due to the permanent reinstatements of 100% bonus depreciation rules and a 30% of EBITDA-based interest expense deduction limitation. As a result of this change, the Company will begin utilizing the deferred tax asset of $91.2 million related to interest expense previously subject to limitation. The expected reduction in cash paid taxes as a result of these new tax provisions will increase cash flow from operating activities.

On July 14, 2025, the Company announced that it had entered into definitive agreements to acquire 90% of the outstanding equity interests of PPE Casino Resorts NH Holdings, LLC in Salem, New Hampshire ("Casino Salem"), for total consideration of $180.0 million in cash (the "Salem Transaction"), subject to certain working capital and other purchase price adjustments. Casino Salem is located at The Mall at Rockingham Park which is approximately 30 minutes from downtown Boston. Pursuant to the Salem Transaction, the Company will assume responsibility for the development of a charitable gaming, entertainment and dining destination. The Company will continue to operate Chasers Poker Room in Salem and is still evaluating the impact, if any, to the existing operations.
On July 22, 2025, the Board of Directors of the Company approved a common stock repurchase program of up to $500.0 million ("July 2025 Stock Repurchase Program"). The July 2025 Stock Repurchase Program includes and is not in addition to any repurchase authority remaining under the prior authorization.

NET INCOME ATTRIBUTABLE TO CDI
The Company's second quarter 2025 net income attributable to CDI was $216.9 million compared to $209.3 million in the prior year quarter.
The following factors impacted the comparability of the Company's second quarter 2025 net income to the prior year quarter:
•a $1.8 million after-tax impairment charge in the current year quarter related to a write-off of obsolete HRMs in Virginia.
This was partially offset by:
•a $0.4 million after-tax decrease in transaction, pre-opening, and other expenses.
Excluding the items above, second quarter 2025 adjusted net income attributable to CDI increased $9.0 million primarily due to the following:
•an $11.4 million after-tax increase primarily driven by lower state tax expense and the results of our operations; and
•a $0.3 million after-tax increase in equity income from our unconsolidated affiliates.
This was partially offset by:
•a $2.0 million after-tax increase in interest expense; and
•a $0.7 million after-tax increase due a portion of the Company's income from United Tote being recognized as income attributable to a noncontrolling interest.
Conference Call
A conference call regarding this news release is scheduled for Thursday, July 24, 2025 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, July 24, 2025. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments and the portion of EBITDA attributable to noncontrolling interest.
Adjusted EBITDA excludes, as applicable in each period:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges;
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from legal reserves and transaction costs;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.

For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN) has created extraordinary entertainment experiences for over 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the acquisition, development, and operation of live and historical racing entertainment venues, the growth of the online wagering businesses, and the acquisition, development, and operation of regional casino gaming properties. https://www.churchilldownsincorporated.com/
This news release contains various "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," "scheduled," and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; changes in, or new interpretations of, applicable tax laws or rulings that could result in additional tax liabilities; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; negative shifts in public opinion regarding gambling that could result in increased regulation of, or new restrictions on, the gaming industry; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine ("HRM") manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; costs of compliance with increasingly complex laws and regulations regarding data privacy and protection of personal information; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise); disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2025	2024	2025	2024
Net revenue:
Live and Historical Racing	$509.9	$464.7	$782.4	$709.8
Wagering Services and Solutions	158.4	151.7	265.3	258.3
Gaming	266.0	274.2	529.2	513.4
All Other	0.1	0.1	0.1	0.1
Total net revenue	934.4	890.7	1,577.0	1,481.6
Operating expense:
Live and Historical Racing	256.1	221.4	445.8	378.6
Wagering Services and Solutions	90.8	89.3	158.0	157.2
Gaming	191.3	188.4	383.4	366.9
All Other	4.1	3.6	8.2	5.7
Selling, general and administrative expense	60.9	57.4	115.4	112.2
Asset impairments	2.4	—	2.4	—
Transaction expense, net	1.1	0.6	1.5	4.7
Total operating expense	606.7	560.7	1,114.7	1,025.3
Operating income	327.7	330.0	462.3	456.3
Other (expense) income:
Interest expense, net	(74.2)	(73.5)	(146.5)	(143.9)
Equity in income of unconsolidated affiliates	37.1	37.7	70.4	75.5
Miscellaneous, net	1.4	0.1	1.7	8.2
Total other (expense) income	(35.7)	(35.7)	(74.4)	(60.2)
Income from operations before provision for income taxes	292.0	294.3	387.9	396.1
Income tax provision	(74.4)	(84.1)	(93.1)	(105.5)
Net income	217.6	210.2	294.8	290.6
Net income attributable to noncontrolling interest	0.7	0.9	1.2	0.9
Net income and comprehensive income attributable to Churchill Downs Incorporated	$216.9	$209.3	$293.6	$289.7

Net income attributable to Churchill Downs Incorporated per common share data:
Basic net income	$3.02	$2.82	$4.02	$3.90
Diluted net income	$2.99	$2.79	$3.98	$3.87
Weighted average shares outstanding:
Basic	71.7	73.9	72.7	74.0
Diluted	72.3	74.6	73.3	74.6

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$182.4	$175.5
Restricted cash	103.2	77.2
Accounts receivable, net	118.4	98.7
Income taxes receivable	—	14.5
Other current assets	60.0	46.4
Total current assets	464.0	412.3
Property and equipment, net	2,917.4	2,874.9
Investment in and advances to unconsolidated affiliates	668.8	661.2
Goodwill	900.2	900.2
Other intangible assets, net	2,406.0	2,409.0
Other assets	19.3	18.3
Total assets	$7,375.7	$7,275.9
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$231.0	$180.3
Accrued expenses and other current liabilities	392.2	402.0
Income taxes payable	67.6	—
Current deferred revenue	17.5	52.9
Current maturities of long-term debt	63.1	63.1
Dividends payable	0.7	31.0
Total current liabilities	772.1	729.3
Long-term debt, net of current maturities and loan origination fees	1,863.5	1,767.9
Notes payable, net of debt issuance costs	3,078.7	3,076.2
Non-current deferred revenue	18.4	20.0
Deferred income taxes	436.2	432.7
Other liabilities	142.7	146.5
Total liabilities	6,311.6	6,172.6
Commitments and contingencies
Redeemable noncontrolling interest	22.5	19.7
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	1,042.6	1,084.6
Accumulated other comprehensive loss	(1.0)	(1.0)
Total Churchill Downs Incorporated shareholders' equity	1,041.6	1,083.6
Total liabilities and shareholders' equity	$7,375.7	$7,275.9
`

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in millions)	2025	2024
Cash flows from operating activities:
Net income	$294.8	$290.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117.0	96.1
Distributions from unconsolidated affiliates	62.8	81.7
Equity in income of unconsolidated affiliates	(70.4)	(75.5)
Stock-based compensation	10.8	16.1
Deferred income taxes	3.5	19.7
Asset impairments	2.4	—
Amortization of operating lease assets	3.2	2.7
Other	4.0	4.8
Changes in operating assets and liabilities:
Income taxes	81.2	52.9
Deferred revenue	(37.0)	(45.7)
Other assets and liabilities	13.8	28.3
Net cash provided by operating activities	486.1	471.7
Cash flows from investing activities:
Capital maintenance expenditures	(31.5)	(34.8)
Capital project expenditures	(133.3)	(257.2)
Other	(1.3)	1.9
Net cash used in investing activities	(166.1)	(290.1)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	641.5	617.4
Repayments of borrowings under long-term debt obligations	(546.7)	(598.3)
Payment of dividends	(30.2)	(28.8)
Repurchase of common stock	(340.9)	(154.7)
Taxes paid related to net share settlement of stock awards	(4.0)	(10.5)
Change in bank overdraft	(5.0)	2.6
Other	(1.8)	(1.2)
Net cash used in financing activities	(287.1)	(173.5)
Cash flows from discontinued operations:
Operating activities of discontinued operations	—	1.0
Net increase in cash, cash equivalents and restricted cash	32.9	9.1
Cash, cash equivalents and restricted cash, beginning of period	252.7	221.8
Cash, cash equivalents and restricted cash, end of period	$285.6	$230.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2025	2024	2025	2024
GAAP net income attributable to CDI	$216.9	$209.3	$293.6	$289.7

Adjustments, continuing operations:
Transaction, pre-opening, and other expense	8.7	8.2	12.9	20.8
Other charges and recoveries, net	(1.0)	(0.1)	(1.0)	(6.8)
Asset impairments	2.4	—	2.4	—
Legal reserves and transaction costs related to Rivers Des Plaines	—	0.3	—	0.3
Income tax impact on net income adjustments (a)	(2.6)	(2.3)	(3.9)	(4.0)
Total adjustments	7.5	6.1	10.4	10.3
Adjusted net income attributable to CDI	$224.4	$215.4	$304.0	$300.0

Adjusted diluted EPS	$3.10	$2.89	$4.15	$4.02

Weighted average shares outstanding - Diluted	72.3	74.6	73.3	74.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Total Handle
TwinSpires Horse Racing(a)	$665.9	$653.4	$1,066.4	$1,073.0
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$227.5	$228.0	$231.1	$231.1
Louisville	57.2	53.1	109.4	106.8
Northern Kentucky	26.7	22.0	57.9	50.5
Southwestern Kentucky	43.4	40.2	83.9	78.8
Western Kentucky	16.0	6.1	28.4	12.9
Virginia	136.0	111.9	265.3	223.1
New Hampshire	3.1	3.4	6.4	6.6
Total Live and Historical Racing	$509.9	$464.7	$782.4	$709.8

Wagering Services and Solutions:	$158.4	$151.7	$265.3	$258.3

Gaming:
Florida	$25.3	$26.5	$50.6	$52.6
Iowa	23.7	23.5	47.2	46.9
Indiana	32.6	33.9	64.2	33.9
Louisiana	31.9	37.1	76.5	81.4
Maine	27.0	26.8	52.0	53.6
Maryland	25.6	26.2	46.4	47.8
Mississippi	24.0	24.5	49.1	50.5
New York	47.6	46.5	91.0	91.5
Pennsylvania	28.3	29.2	52.2	55.2
Total Gaming	266.0	274.2	529.2	513.4
All Other	0.1	0.1	0.1	0.1
Net revenue from external customers	$934.4	$890.7	$1,577.0	$1,481.6

Intercompany net revenues:
Live and Historical Racing	$31.0	$25.5	$34.9	$29.3
Wagering Services and Solutions	10.0	8.2	18.9	15.7
Gaming	0.3	0.2	4.3	4.2
All Other	2.2	1.8	4.2	1.8
Eliminations	(43.5)	(35.7)	(62.3)	(51.0)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$53.6	$125.3	$4.3	$183.2	$—	$183.2
Historical racing(a)	252.5	—	4.0	256.5	—	256.5
Racing event-related services	172.3	—	0.2	172.5	—	172.5
Gaming(a)	3.0	4.0	225.8	232.8	—	232.8
Other(a)	28.5	29.1	31.7	89.3	0.1	89.4
Total	$509.9	$158.4	$266.0	$934.3	$0.1	$934.4

	Three Months Ended June 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$50.4	$115.4	$4.5	$170.3	$—	$170.3
Historical racing(a)	212.1	—	9.3	221.4	—	221.4
Racing event-related services	176.0	—	1.4	177.4	—	177.4
Gaming(a)	3.3	4.3	228.1	235.7	—	235.7
Other(a)	22.9	32.0	30.9	85.8	0.1	85.9
Total	$464.7	$151.7	$274.2	$890.6	$0.1	$890.7
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $15.6 million for the three months ended June 30, 2025 and $14.2 million for the three months June 30, 2024.

	Six Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$64.8	$205.4	$15.0	$285.2	$—	$285.2
Historical racing(a)	488.9	—	13.7	502.6	—	502.6
Racing event-related services	173.7	—	0.9	174.6	—	174.6
Gaming(a)	6.3	7.9	439.5	453.7	—	453.7
Other(a)	48.7	52.0	60.1	160.8	0.1	160.9
Total	$782.4	$265.3	$529.2	$1,576.9	$0.1	$1,577.0

	Six Months Ended June 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$61.4	$195.2	$15.1	$271.7	$—	$271.7
Historical racing(a)	424.2	—	18.1	442.3	—	442.3
Racing event-related services	177.1	—	3.6	180.7	—	180.7
Gaming(a)	6.4	10.0	421.2	437.6	—	437.6
Other(a)	40.7	53.1	55.4	149.2	0.1	149.3
Total	$709.8	$258.3	$513.4	$1,481.5	$0.1	$1,481.6
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $30.0 million for the six months ended June 30, 2025 and $27.6 million for the six months ended June 30, 2024.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$540.9	$168.4	$266.3	$975.6	$2.3	$(43.5)	$934.4

Pari-mutuel taxes & purses	(115.8)	(7.7)	(7.5)	(131.0)	—	—	(131.0)
Gaming taxes	(1.4)	(0.5)	(80.0)	(81.9)	—	—	(81.9)
Marketing & advertising	(15.7)	(5.2)	(8.8)	(29.7)	—	0.1	(29.6)
Salaries & benefits	(37.0)	(9.0)	(42.7)	(88.7)	—	—	(88.7)
Content expense	(1.9)	(76.9)	(2.6)	(81.4)	—	32.7	(48.7)
Selling, general & administrative expense	(10.8)	(4.7)	(10.6)	(26.1)	(21.1)	0.3	(46.9)
Maintenance, insurance & utilities	(11.2)	(1.1)	(9.7)	(22.0)	(2.1)	2.2	(21.9)
Gaming equipment rental & technology costs	(12.6)	(0.8)	(4.4)	(17.8)	—	8.0	(9.8)
Food & beverage costs	(3.9)	—	(4.1)	(8.0)	—	—	(8.0)
Other operating expense	(34.1)	(14.5)	(15.7)	(64.3)	—	0.2	(64.1)
Equity in income of unconsolidated affiliates	—	—	46.7	46.7	—	—	46.7
Other income	—	—	0.4	0.4	—	—	0.4
Adjusted EBITDA	$296.5	$48.0	$127.3	$471.8	$(20.9)	$—	$450.9

	Three Months Ended June 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$490.2	$159.9	$274.4	$924.5	$1.9	$(35.7)	$890.7

Pari-mutuel taxes & purses	(98.4)	(6.8)	(9.5)	(114.7)	—	—	(114.7)
Gaming taxes	(1.6)	(0.5)	(74.0)	(76.1)	—	—	(76.1)
Marketing & advertising	(12.5)	(4.9)	(9.2)	(26.6)	(0.1)	—	(26.7)
Salaries & benefits	(36.5)	(8.0)	(40.3)	(84.8)	—	—	(84.8)
Content expense	(2.1)	(73.3)	(2.6)	(78.0)	—	27.1	(50.9)
Selling, general & administrative expense	(8.5)	(4.3)	(11.8)	(24.6)	(21.0)	0.3	(45.3)
Maintenance, insurance & utilities	(11.5)	(1.0)	(11.1)	(23.6)	(0.5)	1.8	(22.3)
Gaming equipment rental & technology costs	(10.5)	(0.7)	(4.2)	(15.4)	—	—	(15.4)
Food & beverage costs	(3.3)	—	(4.3)	(7.6)	—	—	(7.6)
Other operating expense	(26.3)	(14.2)	(15.0)	(55.5)	(1.6)	6.5	(50.6)
Equity in income of unconsolidated affiliates	—	—	48.2	48.2	—	—	48.2
Other income	0.2	—	0.1	0.3	—	—	0.3
Adjusted EBITDA	$279.2	$46.2	$140.7	$466.1	$(21.3)	$—	$444.8

	Six Months Ended June 30, 2025
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$817.3	$284.2	$533.5	$1,635.0	$4.3	$(62.3)	$1,577.0

Pari-mutuel taxes & purses	(187.7)	(12.1)	(22.1)	(221.9)	—	—	(221.9)
Gaming taxes	(2.9)	(0.9)	(152.4)	(156.2)	—	—	(156.2)
Marketing & advertising	(29.5)	(6.6)	(17.0)	(53.1)	(0.1)	—	(53.2)
Salaries & benefits	(69.7)	(17.1)	(87.0)	(173.8)	—	—	(173.8)
Content expense	(3.3)	(120.6)	(4.4)	(128.3)	—	41.7	(86.6)
Selling, general & administrative expense	(21.3)	(9.9)	(21.7)	(52.9)	(42.5)	0.6	(94.8)
Maintenance, insurance & utilities	(21.6)	(2.0)	(19.2)	(42.8)	(4.3)	4.2	(42.9)
Gaming equipment rental & technology costs	(24.4)	(1.5)	(8.6)	(34.5)	—	15.6	(18.9)
Food & beverage costs	(7.5)	—	(8.3)	(15.8)	—	—	(15.8)
Other operating expense	(51.0)	(24.2)	(32.5)	(107.7)	—	0.2	(107.5)
Equity in income of unconsolidated affiliates	—	—	89.9	89.9	—	—	89.9
Other income	0.1	—	0.6	0.7	—	—	0.7
Adjusted EBITDA	$398.5	$89.3	$250.8	$738.6	$(42.6)	$—	$696.0

	Six Months Ended June 30, 2024
(in millions)	Live and Historical Racing	Wagering Services and Solutions	Gaming	Total Segments	All Other		Eliminations	Total
Revenues	$739.1	$274.0	$517.6	$1,530.7	$1.9		$(51.0)	$1,481.6

Pari-mutuel taxes & purses	(162.0)	(10.9)	(23.7)	(196.6)	—		—	(196.6)
Gaming taxes	(3.0)	(1.3)	(140.3)	(144.6)	—		—	(144.6)
Marketing & advertising	(21.8)	(6.1)	(17.0)	(44.9)	(0.1)		—	(45.0)
Salaries & benefits	(63.3)	(15.9)	(78.3)	(157.5)	—		—	(157.5)
Content expense	(3.4)	(117.3)	(4.4)	(125.1)	—		36.1	(89.0)
Selling, general & administrative expense	(17.3)	(8.8)	(22.0)	(48.1)	(41.5)		0.6	(89.0)
Maintenance, insurance & utilities	(21.8)	(2.0)	(20.7)	(44.5)	(2.0)		1.8	(44.7)
Gaming equipment rental & technology costs	(20.6)	(1.7)	(7.5)	(29.8)	—		—	(29.8)
Food & beverage costs	(6.4)	—	(8.1)	(14.5)	—		—	(14.5)
Other operating expense	(39.7)	(24.2)	(29.6)	(93.5)	(0.4)	—	12.5	(81.4)
Equity in income of unconsolidated affiliates	—	—	95.7	95.7	—		—	95.7
Other income	0.2	—	1.8	2.0	0.1		—	2.1
Adjusted EBITDA	$380.0	$85.8	$263.5	$729.3	$(42.0)		$—	$687.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income attributable to Churchill Downs Incorporated	$216.9	$209.3	$293.6	$289.7
Net income attributable to noncontrolling interest	0.7	0.9	1.2	0.9
Net income	217.6	210.2	294.8	290.6

Adjustments:
Depreciation and amortization	57.8	49.2	117.0	96.1
Interest expense	74.2	73.5	146.5	143.9
Income tax provision	74.4	84.1	93.1	105.5
Stock-based compensation expense	7.2	8.9	10.8	16.1
Pre-opening expense	2.4	7.5	6.6	15.8
Other expenses, net	5.2	0.1	4.8	0.3
Asset impairments	2.4	—	2.4	—
Transaction expense, net	1.1	0.6	1.5	4.7
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.6	10.5	19.5	20.8
Rivers Des Plaines' legal reserves and transaction costs	—	0.3	—	0.3
Other charges and recoveries, net	(1.0)	(0.1)	(1.0)	(6.8)
Total adjustments	233.3	234.6	401.2	396.7
Adjusted EBITDA	$450.9	$444.8	$696.0	$687.3

Adjusted EBITDA by segment:
Live and Historical Racing	$296.5	$279.2	$398.5	$380.0
Wagering Services and Solutions	48.0	46.2	89.3	85.8
Gaming	127.3	140.7	250.8	263.5
Total segment Adjusted EBITDA	471.8	466.1	738.6	729.3
All Other	(20.9)	(21.3)	(42.6)	(42.0)
Total Adjusted EBITDA	$450.9	$444.8	$696.0	$687.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net revenue	$216.0	$215.9	$421.3	$432.8

Operating and SG&A expense	134.8	132.2	265.1	267.1
Depreciation and amortization	5.9	7.0	12.1	13.3
Operating income	75.3	76.7	144.1	152.4
Interest and other expense, net	(10.3)	(11.4)	(20.9)	(22.4)
Net income	$65.0	$65.3	$123.2	$130.0

	Summarized Balance Sheet
(in millions)	June 30, 2025	December 31, 2024
Assets
Current assets	$100.1	$100.5
Property and equipment, net	321.8	325.6
Other assets, net	265.3	267.5
Total assets	$687.2	$693.6

Liabilities and Members' Deficit
Current liabilities	$107.6	$89.9
Long-term debt	805.7	839.8
Other liabilities	0.8	1.7
Members' deficit	(226.9)	(237.8)
Total liabilities and members' deficit	$687.2	$693.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	2025 Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Starting Gate Pavilion and Courtyard	Completed	$75-85
	Finish Line Suites / The Mansion	April 2026	$15-20
	The Skye, Conservatory, and Infield General Admission Projects	TBD	TBD
Virginia	Richmond (HRM Expansion)	Third Quarter 2025	$30-35
	Henrico (Roseshire - HRM Venue)	Fourth Quarter 2025	$30-35
Southwestern Kentucky	Calvert City (Marshall Yards Racing and Gaming - HRM Venue)	First Quarter 2026	$30-35
New Hampshire	Casino Salem	TBD	TBD
All Other Projects
All Other	All Other	TBD	$70-80
		Total:	$250-290